Exhibit 99.1

Mobile Integrated Systems Announces Appointment of New President and CEO

TORONTO, May 21, 2013 /PRNewswire/ -- Mobile Integrated Systems, Inc. (MIBI), (MIBI), a premier diversified technology company, today announced the appointment of Abbas A. Damji as President and Chief Executive Officer, effective June 3, 2013. Mr. Damji has also been appointed to the Company's Board of Directors, effective June 3, 2013. At this time Emlyn J. David will resume his role as Chief Financial Officer.

"Abbas brings to Mobile Integrated Systems a proven record of building on a solid foundation of existing assets and resources to reignite innovation and drive growth," said Todd A. Halpern, Chairman of the Mobile Integrated Systems, Inc. Board. "His deep understanding of technology businesses combined with his team building and operational capabilities will restore the energy, focus, and momentum necessary to grow the business and deliver increased value for our shareholders. We are confident that he will return the business to a path of growth and innovation while considering a wide range of opportunities for the Company's business, as well as specific strategic investments."

Prior to joining Mobile Integrated Systems, Inc., Mr. Damji was a Managing Director at Atlantic Lottery Corporation, one of Canada's leading lottery and gaming companies with over $1 Billion in sales. At Atlantic Lottery, Mr. Damji was responsible for equity investments and international expansions allowing the Lottery to diversify cash flows from exposure within domestic markets. Prior to Atlantic Lottery, Mr. Damji worked at Deloitte & Touche as a Vice President in the Financial Advisory Group where he advised both private equity and corporate clients on investment banking deals across a wide variety of sectors, including gaming, financial services, food and beverage, technology, media and entertainment.

Mr. Damji is a Chartered Accountant and holds an Honours Bachelor of Business Administration from the Schulich School of Business, York University.

About Mobile Integrated Systems, Inc.

Mobile Integrated Systems, Inc. (MIBI), (MIBI) is a diversified technology company that creates innovative software applications and smart technologies for the gaming industry, financial services industry and other broader industries around the world.

Mobile Integrated Systems, Inc. through its MOBI branded products develops software and interactive games for use by charitable organizations and government regulated lotteries. Furthermore, the Company is engaged, through its Stealth branded products, in the business of researching, developing and maintaining proprietary algorithmic securities trading systems.

More information can be found at: http://www.mobileintegratedsystems.com/ and http://www.stealthtrader.com/

Forward-looking Statements

This press release may contain forward-looking statements (including without limitation the quotations from our Chairman and management) concerning Mobile Integrated Systems, Inc. future management, strategic plans, growth opportunities and performance. Risks and uncertainties may cause actual results to differ materially from the results predicted. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of any strategic plans as well as Mobile Integrated Systems, Inc. ongoing strategic and cost initiatives; Mobile Integrated Systems, Inc. ability to compete with new or existing competitors; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; failure to manage growth and diversification; Mobile Integrated Systems, Inc. ability to protect its intellectual property and the value of its brands; dependence on key personnel; general economic conditions and changes in economic conditions. All information set forth in this press release and its attachments is as of May 21, 2013. Mobile Integrated Systems, Inc. does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect Mobile Integrated Systems, Inc. business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis" in Mobile Integrated Systems, Inc. Annual Report on Form 10-K for the fiscal year ended May 31, 2012, and the Quarterly Report on Form 10-Q for the quarter ended February 28, 2013, which are on file with the Securities and Exchange Commission (" SEC ") and available at the SEC's website at www.sec.gov.

Contact

Media Relations
Mobile Integrated Systems, Inc.
25 Adelaide Street East, Suite 502
Toronto Ontario M5C 3A1
Canada
416-479-0880